UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE
On March 4, 2021, we issued a news release announcing that ProAssurance's transfer agent Computershare has commenced mailing of documentation and materials to eligible policyholders of NORCAL Mutual Insurance Company ("NORCAL", NORCAL Group's ultimate controlling party), and that ProAssurance has commenced solicitation of those policyholders pursuant to the terms of the proposed acquisition of NORCAL.
ITEM 8.01 OTHER EVENTS
On February 20, 2020 ProAssurance Corporation and the NORCAL Group announced the signing of a definitive agreement under which NORCAL would become a part of ProAssurance in a $450 million transaction following its demutualization. The demutualization and the acquisition agreement are mutually contingent, and are subject to required regulatory and policyholder approvals. As part of this process, ProAssurance’s transfer agent Computershare began mailing documentation and materials to NORCAL’s eligible policyholders as of February 26, 2021. Further, ProAssurance has begun solicitation of policyholders who elect to receive NORCAL stock in the conversion, asking them to respond to our tender offer and agree to sell those shares to us on the terms of the offer.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release issued on March 4, 2021, disclosing the mailing of documentation and materials by Computershare to NORCAL Mutual Insurance Company's eligible policyholders, and subsequent solicitation of those policyholders by ProAssurance pursuant to the terms of the proposed acquisition of NORCAL.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2021

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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